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                                                                     EXHIBIT 2.2

                      ASSIGNMENT AND ASSUMPTION AGREEMENT


          This ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") is made and entered into as of this 23rd day of October 1997, by and between PH HOLDING CORPORATION, a North Carolina corporation ("Assignor"), and THE PANTRY, INC., a Delaware corporation and owner of all of the outstanding capital stock of Assignor ("Assignee"), with reference to the following recitals of fact:


                               R E C I T A L S:


          WHEREAS, Assignor and Docks U.S.A., Inc., a Nevada corporation ("Seller"), have entered into that certain Stock Purchase Agreement, dated as of August 26, 1997 (the "Purchase Agreement"), a copy of which is attached hereto as Exhibit A and made a part hereof, wherein Seller has agreed to sell and
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Assignor has agreed to purchase all of the outstanding capital stock of Lil'
Champ Food Stores, Inc., a Florida corporation and wholly-owned subsidiary of Seller (the "Acquisition"), on the terms and conditions contained therein.

          WHEREAS, Assignor desires to assign, and Assignee desires to assume all of Assignor's rights, interests and obligations under the Purchase Agreement, as hereinafter set forth.


                              A G R E E M E N T:


          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

          1. Assignor hereby sells, assigns, transfers and conveys to Assignee all of its right, title and interest in, to and under the Purchase Agreement.

          2. Assignee does hereby accept such assignment of the Purchase Agreement and covenants for itself and its successors and assigns that it will keep, observe, perform and does hereby assume all of the terms, covenants, conditions, duties, liabilities and obligations contained in the Purchase Agreement to be performed, observed or kept on the part of Assignor under the Purchase Agreement.

          3. Nothing in this Agreement shall relieve Assignor of any of its obligations under the Purchase Agreement.
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          4.   Assignor represents and warrants to Assignee that the Purchase
Agreement attached hereto as Exhibit A (a) is the true, correct and complete
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agreement between Assignor and Seller with respect to the Acquisition, and (b)
is currently in full force and effect with no defaults by Assignor thereunder. Assignor further represents and warrants to Assignee that Assignor (c) has complied with all of its obligations under the Purchase Agreement, and (d) is the current holder of the rights of "Purchaser" under the Purchase Agreement, and has not previously assigned any of its rights as "Purchaser" under the Purchase Agreement to any other party.

          5. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

          6. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          7. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law provisions.



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          IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the day and year first indicated above.



"ASSIGNOR":                            PH HOLDING CORPORATION, a North Carolina
                                       corporation



                                       By:  /s/ Peter J. Sodini
                                            ------------------------------------
                                            Name:  Peter J. Sodini
                                            Title: President


"ASSIGNEE":                            THE PANTRY, INC., a Delaware corporation



                                       By:  /s/ Peter J. Sodini
                                            ------------------------------------
                                            Name:  Peter J. Sodini
                                            Title: President and Chief
                                                   Executive Officer

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